Exhibit 4.1
[SPECIMEN UNIT CERTIFICATE]

No.	[Global Consumer Acquisition Corp.]	UNIT(S)
Incorporated under the Laws of the State of Delaware
CUSIP NO.

UNIT(S) EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO
PURCHASE ONE SHARE OF COMMON STOCK
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT                                                              IS THE OWNER
OF                                                                                  UNIT(S). Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Global Consumer Acquisition Corp., a Delaware corporation (the “Corporation”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment). The Common Stock and Warrant comprising each Unit represented by this certificate are not transferable separately prior to five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option and the exercise in full by the underwriters of such option. The terms of the Warrants are governed by a warrant agreement (the “Warrant Agreement”) between the Corporation and Continental Stock Transfer & Trust Company dated as of      , 2007, as amended, restated or supplemented from time to time, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Corporation, and are available to any Warrant holder on written request and without cost.
WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officer.
Dated:                     , 2007

[Global Consumer Acquisition Corp.]

Authorized Officer

CORPORATE SEAL
2007
Delaware

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -		Custodian

			(Cust)		(Minor)

TEN ENT	tenants by the entireties

JT TEN	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act:

(State)

     Additional abbreviations may also be used though not in the above list.
Global Consumer Acquisition Corp.
     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.
For Value Received,                      hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).